Exhibit 10.29

ATTORNMENT AGREEMENT

THIS ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of December 18, 2017, by and between MIDDLEFIELD REALTY PROPERTY HOLDINGS LLC, a California limited liability company (“Lessor”), VENDAVO, INC., a Delaware corporation (“Vendavo”) and MobileIron, Inc., a Delaware corporation (“MobileIron”).

Recitals

A.

Lessor (as successor-in-interest to Middlefield Road Joint Venture Investment) and Vendavo are parties to that certain Triple Net Lease dated February 10, 2011, as amended by that certain First Amendment to Lease dated January 21, 2015 (together, the “Vendavo Lease”), for premises located in that certain building located at 401 E. Middlefield Road, Mountain View, California (the “Master Premises”).

B.	Vendavo and MobileIron are parties to a Sublease dated as of February 16, 2017 (the “Sublease”) for the entire Master Premises.

C.

Lessor and Vendavo wish to terminate the Vendavo Lease as of the “Termination Date”, as determined in accordance with the Lease Termination Agreement and Assignment and Assumption of Sublease that Lessor and Vendavo are entering into concurrently with this Agreement (the “Lease Termination Agreement”).  The Lease Termination Agreement provides that, upon termination of the Vendavo Lease, Vendavo’s interest in and future obligations under the Sublease will be assigned to and assumed by Lessor.  Lessor, MobileIron and Vendavo intend that, on January 1, 2018 (the “Effective Date”), the Sublease will become a direct lease between Lessor and MobileIron (the “Direct Lease”) on the terms described hereinbelow.

D.	Lessor, Vendavo and MobileIron wish to enter into this Agreement to confirm the terms of the Direct Lease between Lessor and MobileIron.

Agreement

For good and valuable consideration, Lessor, Vendavo and MobileIron agree as follows:

1.  Attornment and Recognition.  Upon and subject to the terms and conditions set forth herein, as of the Effective Date, the Sublease shall be assigned to and assumed by Lessor and shall become the Direct Lease.  The Direct Lease from Lessor to MobileIron shall be on all of the terms of the Sublease (including incorporation of the terms of the Vendavo Lease as set forth in the Sublease, which only for purposes of the Direct Lease and only as incorporated in the Sublease are not terminated vis-a-vis Lessor and MoblieIron), except as amended herein below.  As of the Effective Date, MobileIron shall attorn to Lessor, as lessor under the Direct Lease, and Lessor shall recognize MobileIron as lessee under the Direct Lease and shall perform for the benefit of MobileIron all of the obligations of the Lessor under the Vendavo Lease and of Vendavo under the Sublease arising on and after the Effective Date; it being understood that all of the rights of MobileIron under the Sublease that are derivative of Vendavo’s rights as the “Lessee” under the Vendavo Lease shall from and after the Effective Date accrue to the direct benefit of MobileIron under the Direct Lease.  In connection with the assignment of Vendavo’s interest in the Sublease to Lessor, Vendavo is transferring to Lessor MobileIron’s security deposit held pursuant to the Sublease.  From and after the Effective Date, except as otherwise set forth herein, Vendavo shall have no obligation or liability with respect to the Sublease and MobileIron’s security deposit and Lessor shall hold such security deposit in accordance with the applicable terms of the Direct Lease (and MoblieIron hereby waives, releases and forever discharges Vendavo for all liabilities relating to the Sublease from and after the Effective Date, except for the remaining obligations of Vendavo set forth under this Agreement).  From and after the Effective Date, all Rent (as defined in the Sublease) payable under the Direct Lease shall be paid to Lessor at 625 Ellis Street, Suite 101, Mountain View, California 94043.

2.Reconciliation of Operating Expense Payments Between Vendavo and MobileIron.  Promptly after the Effective Date, Vendavo and MobileIron shall reconcile the estimated payments made by MobileIron pursuant to the section 5 of the Sublease and MobileIron’s share of actual Operating Expenses payable with respect to periods prior to the Effective Date.  Promptly after such reconciliation is completed and agreed by Vendavo and MobileIron, the party who owes the other money pursuant to such reconciliation shall pay the sum owed to the other party.

3.Representations Regarding Sublease.  MobileIron hereby represents and warrants to Lessor, as a material inducement to Lessor, as follows: (i) MobileIron is the owner of the sublessee’s rights under the Sublease; (ii) the Sublease is in full force and effect and has not been amended or modified, and (iii) MobileIron is not in default under the Sublease and, to MobileIron’s knowledge, Vendavo is not in default under the Sublease.  Lessor represents and warrants to MobileIron that, without limiting the generality of MobileIron’s surrender obligations pursuant to Paragraph 7 of the Vendavo Lease, in no event will MobileIron have any obligation to remove or restore any alterations or improvements made by Vendavo to the Master Premises upon the expiration or earlier termination of the Direct Lease.

4.Conditioned Upon Termination Agreement.  The effectiveness of this Agreement is conditioned upon the full execution of the Lease Termination Agreement by Lessor and Vendavo and will not be effective until the Lease Termination Agreement has been fully-executed.

5.Entire Agreement.  This Agreement, together with the Vendavo Lease and the Sublease, each as modified by this Agreement, and the Lease Termination Agreement constitute the entire and complete understanding of parties with respect to the matters contemplated herein.  No promises or agreements made subsequent to the execution of this Agreement shall be binding unless reduced to writing and signed by parties.

6.Effect on Successors.  This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties.

7.Execution.  This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, and, subject to Section 4 above, will become effective and binding upon the parties at such time as both parties have signed and delivered a counterpart of this Agreement to the other party.  All counterparts so executed shall constitute one Agreement binding on the parties, notwithstanding that all of the parties may not be signatories on the same counterpart.

8.Governing Law.  This Agreement shall be interpreted, enforced and governed under the laws of California.  The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.

9.Attorneys’ Fees.  In the event of a breach of this Agreement, either party may file an action to enforce this Agreement.  Should any proceeding or action (including any proceeding or action in a bankruptcy case) be filed to interpret or enforce the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including expert witness fees) in addition to any other relief.

10.Recitals.  Recitals A-D, inclusive, above are incorporated into this Agreement by this reference.

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IN WITNESS WHEREOF, Lessor, Vendavo and MobileIron have executed this Agreement as of the date first written above.

Vendavo:	Lessor:
VENDAVO, INC., a Delaware corporation By: /s/ John Oosterhouse Its: Chief Financial Officer

MIDDLEFIELD REALTY PROPERTY HOLDINGS LLC, a California limited liability company

By:   Handley Management Corporation, its

        Managing General Partner

   By:/s/ R. Frederick Caspersen

Name:  R. Frederick Caspersen

Title:    President and CEO

MobileIron:
MOBILEIRON, INC. By: /s/ Shawn Ayers Its: Interim Chief Financial Officer

MASTER LEASE

Triple Net Lease

PARTIES

This Lease, executed in duplicate at Palo Alto, California, this 10th day of February, 2011 by and between Middlefield Road Joint Venture and Vendavo, Inc., a Delaware corporation, hereinafter referred to respectively as "Lessor" and "Lessee", without regard to number or gender.

PREMISES

1.WITNESSETH: That Lessor hereby leases to Lessee, and  Lessee  hires  from Lessor, those certain premises, hereinafter  referred  to as  the  "Premises,"  situated  in the City of Mountain View, County of Santa Clara, State of California, and more particularly described as follows: An approximate 34,905 square foot building, commonly known as 401 East Middlefield Road  ("Building"),  situated  on  and including Lessee's pro rata share of the 4 acre lot shared with the adjacent building known as 415 East Middlefield Road (the "Lot" and  "Adjacent  Building", respectively). Lessee shall be entitled to  shared  use  of  the  driveways,  trash enclosure and the emergency back-up  power  generator  serving  both  the  Building  and Adjacent Building. Lessee shall be entitled to the use of 134 undesignated parking spaces situated on the Lot at no additional charge during the Lease Term, as may be extended. Lessee shall be entitled to exclusive use of the outdoor patios shown on Exhibit A hereto. Lessee's proportionate share of the aggregate rentable space in the Building and the Adjacent Building is

{"Lessee's Share").

USE

2. The Premises shall be used and occupied by Lessee solely for general office, research & development and other legal related uses and for no other purpose without the prior written consent of Lessor.

TERM

3.The term shall be for approximately fifty (SO)  months, commencing  on  the date (the "Commencement Date") which is the earlier  of (a)  the first  day  of  June, 2011 and (b) the date on which the Tenant Improvements have been completed such that Lessee is able to move into the Premises and commence operations therefrom, and ending on the last day of the fiftieth (50th ) full calendar  month  after  the Commencement Date. If Lessee has not completed its Tenant Improvements  by June 1, 2011, then the

Commencement Date shall nevertheless be June 1,  2011. Promptly   after   the  Commencement Date, Lessor and Lessee shall execute and deliver a ''Commencement Date Memorandum" in a form proposed by Lessor and reasonably satisfactory to Lessee to confirm the Commencement Date  and expiration date of the Lease; provided that the Commencement Date shall occur regardless of whether such a Commencement Date Memorandum is executed.

RENTAL

4. Base Monthly Rent shall be payable to the Lessor without defense, deduction or offset at the address set forth in paragraph 23 below, or at such other  place or places as may be designated from time to time by the Lessor, in the following amounts:

Base Monthly Rent shalt be paid monthly in advance. In addition, Lessee shall pay to Lessor with the Base Monthly Rent, as additional rent, a monthly management fee equal to_______of the Base Monthly Rent.  All other costs and charges payable by Lessee in accordance with the terms of this Lease (including but not limited to property taxes, insurance premiums and maintenance costs) shall be deemed to be additional rent.

SECURITY DEPOSIT

5. Lessee has deposited with Lessor $_______as security for the full and faithful performance of each and every term, provision, covenant and condition of this Lease. In the event Lessee defaults in respect of any of the terms, provisions, covenants or conditions of this Lease, including, but not limited to the payment of rent,  Lessor  may  use,  apply  or  retain  the whole or  any  part  of such security as necessary for the payment of any rent in default or for any other sum  which  Lessor may spend or be required to spend by reason of Lessee's default. If Lessor uses any portion of the security deposit to cure any default by Lessee hereunder, Lessee shall replenish the security deposit to the original amount within ten (10) days of written notice from Lessor.  Lessee's failure to do so shall constitute a material breach of this Lease as well as an "Event of Default". Should no default  exist  as  of  the expiration of the term of this Lease, the security or any balance thereof  shall  be returned to Lessee or, at  the option  of  Lessor, to the last assignee of Lessee's interest  in this Lease within ten (10) days after the expiration of  the  term  hereof  or  after Lessee has vacated the Premises,  whichever  is later.  Lessee shall not be entitled to any interest on said security deposit. Lessor shall not be required to keep  the  aforesaid deposit in a separate account but may commingle said funds with Lessor's other  accounts.

POSSESSION

6. If Lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee on the Commencement Date, as hereinbefore specified, this Lease shall not be void or voidable, nor shall Lessor, or Lessor's agents, be liable to Lessee for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease and all other dates affected thereby shall be revised to conform to the date of Lessor's delivery of possession. Notwithstanding the foregoing, if the period of delay of delivery exceeds thirty (30) days, Lessee, at its option, may declare this Lease null and void by notice to Lessor at any time prior to delivery of the Premises. See paragraph 36.

ACCEPTANCE OF PREMISES AND CONSENT TO SURRENDER

7. By entry hereunder, the Lessee accepts the Premises from Lessor in its "as is", "where is" condition. Lessor has made no representations or warranties respecting the Premises and Lessee has investigated and inspected the Premises and has satisfied itself that the Premises are suitable for the Lessee's intended use thereof and are in compliance with applicable laws and codes; provided. however, Lessor hereby warrants that it shall repair any material defects in the roof covering, HVAC, electrical, lighting and plumbing systems existing as of the date of Early Possession, provided Lessee gives Lessor written notice specifying such defects in reasonable detail within ninety (90) days following Lessor's delivery of Early Possession as defined in paragraph 36 below. Except as set forth in paragraph 37 hereof, Lessor shall have no obligation to contribute toward any improvements to the Premises whatsoever. Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender to Lessor the Premises, which shall, except as otherwise  provided  in  paragraph  9  below,  include all alterations,  additions, and improvements which may have been made in, to, or on the Premises by Lessor or Lessee, in the same condition as at Lessee's entry into the Premises excepting for such wear and tear as would be normal for the period of the Lessee's occupancy and excepting damage due to casualty or condemnation. Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all Lessee's personal property and trade fixtures from the Premises and all property not so removed shall be deemed to be abandoned by the Lessee. If the Premises are  not surrendered  at the end of the term or sooner termination of this Lease, the Lessee shall indemnify the Lessor against loss or liability resulting from delay by the Lessee in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. See paragraphs 36 and 37.

USES PROHIBITED

8. Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the buildings in which the Premises may be located, or allow any sale by auction upon the Premises, or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or place any loads upon the floor, walls, or roof which endanger the structure, or place any harmful liquids in the drainage system of the Building or the Lot. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the Building proper. No materials, supplies, equipment, finished products or semi· finished products, raw materials or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the Building proper, and except as otherwise expressly provided herein, Lessee shall conduct all activities indoors.

ALTERATIONS AND ADDITIONS

9. Lessee shall make no alterations, additions or improvements to the Premises or any part thereof (collectively "Alterations1 without first obtaining the prior written consent of the Lessor, which consent shall not be unreasonably withheld; provided, however, Lessee may make non-structural Alterations to the Premises without Lessor's consent provided that (a) no building permit is required for  such  Alteration, (b) such Alteration will not affect the Building's exterior appearance or building systems, and  (c) the  cost of such Alterations are  not more than ________.  All Alterations shall be in accordance with plans and specifications  reasonably approved by  Lessor  and  shall  be carried  out  by a  reputable  licensed  contractor and in compliance with all applicable laws, codes, rules and regulations. The Lessor may impose as a condition to the aforesaid consent additional customary requirements, including without limitation  requirements  respecting  the  manner  in  which  the work is done, Lessor's right of approval of the contractor by whom the work is to be performed, and the times during which it is  to  be  accomplished.  Upon  written  request of Lessor prior to the expiration or earlier  termination  of the Lease,  Lessee  will  remove any or all Alterations  installed  by or  for Lessee, except alterations as to which Lessor has waived such removal obligation; and, at Lessee's request at the time Lessor's consent to an Alteration is requested, Lessor will inform Lessee whether  Lessor  will  waive  the  removal  obligation  as  to  such  Alteration.AU Alterations not specified to be removed shall at the expiration of earlier termination of  the Lease become the property of the Lessor and remain upon and be   surrendered with  the  Premises.   All movable furniture, business and trade fixtures, and machinery and equipment shall remain the property of the Lessee and may be removed by the Lessee at any time during the Lease term. Items which are not to be deemed as movable furniture, business and trade fixtures, or machinery and equipment shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part  of the Premises. The Lessee will give the Lessor five (5) business days notice prior to the commencement of any Alterations work and will at all times permit notices of non-responsibility to be posted and to remain posted until the completion of Alterations.

MAINTENANCE OF PREMISES

10. Lessee shall, at Lessee's sole cost, keep and maintain the Premises and appurtenances and every part thereof, including but not limited to, glass  and  glazing, plumbing and electrical systems, any store front and all components of the interior  of  the  Premises  in  good  order,  condition,  and  repair.    Lessor  shall, at Lessor's cost and expense, maintain the structural integrity of the exterior walls, and structural portions of the roof, foundations and floors, except that Lessee shall pay, as additional rent, the cost of any repairs or replacements  thereto  necessitated by the  negligence  or  wrongful  act  of  the   Lessee  or   Lessee's  agents  or  employees, Lessor shall (but subject to reimbursement by Lessee as provided below), maintain, repair and  (if necessary  in  the  judgment of  Lessor's experts) replace with like-forlike replacements the roof covering, HVAC system, fire sprinkler system,  sewer  system,  emergency  power  generator,  landscaping.  sidewalks,  parking  lot  surface and exterior paint ("Lessor's  Maintenance  Services")  during  the  term  of this  Lease, as may be extended. Lessee shall reimburse Lessor as Additional  Rent  the  cost incurred by Lessor in performing Lessor's Maintenance Services, within  thirty  (30) days after receipt of invoice from Lessor; provided, however, that (except where replacement of the roof covering, HVAC system, fire sprinkler system, sewer system, emergency power  generator,  landscaping,  sidewalks,  parking  lot  surface  and exterior paint are necessitated by the negligent or willful acts  of  the  Lessee  or  Lessee's agents or employees, in which event Lessee shall pay the costs thereof in  a lump sum on demand), costs of replacement (as opposed to repair) of  the  foregoing shall be amortized over the useful life thereof, and Lessee shall pay Lessor  as  Additional Rent a monthly  payment  equal  to  the  monthly  amortization,  together  with interest on the unamortized amount  at  an  annual  rate  of interest  equal  to  the sum of the "prime rate" charged on business loans by Wells Fargo  Bank,  N.A., plus three percent (3%); and provided further that,  as  to  Lessor's  Maintenance Services  that  benefit  the  Building and  the Adjacent  Building, the Lessee's share of such  costs shall be a portion equitably allocated to the Premises, in Lessor's reasonable judgment. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition or repair.

FIRE AND EXTENDED COVERAGE INSURANCE AND SUBROGATION

11. Lessee shall not use, or permit the Premises, or any part thereof, to be used, for any purposes other than that for which the Premises are hereby leased and no use shall be made or permitted to be made on the Premises, nor acts done, which would cause a cancellation of any insurance policy covering the Premises, or any part thereof, nor shall Lessee sell or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at its sole cost and expense, comply with any and all requirements, pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering the Building and appurtenances.

11.1Lessee shall, at its expense, obtain and keep in force during the term of this Lease (i) a policy of commercial general liability insurance (including cross liability). with minimum coverages of One Million and No/lOOths Dollars ($1,000,000.00) per occurrence combined single limit for bodily injury and for property damage, with a Two Million and No/lOOths Dollars ($2,000,000.00) general aggregate limit, and umbrella liability insurance in an amount not less than One Million and No/lOOths Dollars ($1,000,000.00), with the Premises as the "location" under a per location aggregate endorsement, insuring Lessee, Lessor, Lessor's Officers, Lessor's property manager and Lessor's lender, against any liability arising out of the condition, use, occupancy or maintenance of the Premises, (ii) worker's compensation in statutory limits, and (iii) if Lessee operates owned, leased or non-owned vehicles at the Premises, comprehensive automobile liability insurance with a minimum coverage of $1,000,000 per occurrence, combined single limit.Evidence  of  coverage  must  be  in  the  form  of  a  certificate of insurance accompanied  by the appropriate additional insured endorsements.  The limits of said insurance shall not limit the liability of Lessee hereunder.

11.2 Lessee shall at its expense, keep in force during the term of this Lease, a policy of fire and property damage insurance in a "special" form with a sprinkler leakage endorsement, insuring Lessee's inventory, fixtures, equipment and personal property within the Premises for the full replacement value thereof. Upon execution of this Lease and annually thereafter upon renewal of such policies, Lessee shall provide Lessor with certificates of insurance, together with such endorsements as Lessor may require in its reasonable discretion, evidencing coverages the Lessee is required  to carry  pursuant  to 11.l  and  11.2.  The policies shall provide for thirty (30) days advance written notice of cancellation to Lessor and Lessor's lender. The policies shall otherwise be in a form reasonably acceptable to Lessor and be   issued by an insurance company licensed in the State of California and reasonably acceptable to Lessor.

11.3 Lessor shall maintain a policy of commercial general liability insurance and a policy or policies of fire and property damage insurance in a "special" form including rental interruption coverage, with sprinkler leakage and, at the option of Lessor, earthquake endorsements, covering loss or damage to the Building, including Lessee's leasehold improvements installed with the written consent of Lessor, for the full replacement cost thereof.

11.4 Lessee shall pay to Lessor as additional rent, during the term hereof, upon receipt of an invoice therefore, the premiums and deductibles (provided, the deductible amount shall be amortized over the useful life or the improvement for which such insurance deductible is applicable and Lessee shall only be obligated to reimburse Lessor for the amortized portion of the deductible amount that occurs during the term of this Lease as may be extended) for any insurance obtained by Lessor pursuant to 11.3 above. Lessor may obtain such insurance for the Premises separately, or together with other property which Lessor elects to insure together under blanket policies of insurance. In such case Lessee shall be liable for only such portion of the premiums for such blanket policies as are allocable to the Premises (it being agreed that, if Lessor obtains insurance for the Premises and the Adjacent Building together, the portion of the premiums allocable to the Premises shall be Lessee's Share thereof). It is understood and agreed that Lessee's obligation under this paragraph shall be prorated to reflect the commencement and termination dates of the Lease.

11.5 Lessee and Lessor each hereby waive any and all rights of recovery against the other, or against the officers, directors, employees, partners, agents and representatives of the other, for loss of or damage to the property of the waiving party or the property of others under its control, to the extent such loss or damage is insured against under any insurance policy carried or required to be carried by Lessor or Lessee hereunder. Each party shall notify their respective insurance carriers of this waiver.

ABANDONMENT

12. Lessee shall not abandon the Premises at any time during the term; and if Lessee shall abandon or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor.

FREE FROM LIENS

13. Lessee shall keep the Premises and the property in which the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.

COMPLIANCE WITH GOVERNMENTAL REGULATIONS

14. Lessee shall, at his sole cost and expense, comply with all statutes, codes, ordinances, rules, regulations and other requirements of all Municipal, State and Federal authorities (collectively, “Laws") now in force, or which may hereafter be in force. pertaining to the Premises, and shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto or not, that Lessee has violated, or that the Premises are not in compliance with, any Laws in the use of the Premises, shall be conclusive of that fact as between Lessor and Lessee. Lessee's obligations under this paragraph 14 shall include the obligation to make, at Lessee's sole cost, any alterations or improvements to the Premises which are  required  by  applicable Laws, provided that (a) as to such alterations or improvements which are not required by reason of Lessee's particular use of the Premises or by reason of other alterations or improvements being undertaken by Lessee, Lessee shall only be required to pay an allocable portion of the costs of such required alterations or improvements based on the ratio of the remaining Lease term to the useful life of such alterations or improvements, and (b) Lessee shall not be required to pay any portion of the cost of alterations or improvements which are legally required to be made as of the date of this Lease and as to which Lessor receives notice of such requirement prior to the date thirty (30) days after the date Lessor delivers possession of the Premises to Lessee.

INDEMNIFICATION OF LESSOR

15. Neither Lessor nor Lessor's agents, nor any shareholder, constituent partner or other owner of Lessor or any agent of Lessor nor any contractor, officer, director or employee of any thereof shall be liable to Lessee and Lessee waives all claims against Lessor and such other persons for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises by or from any cause whatsoever, unless caused solely by the gross negligence or willful misconduct of Lessor, its agents or employees. Except to the extent waived pursuant to paragraph 11.5 above, Lessee agrees to indemnify and hold Lessor, Lessor's agents, the shareholders, constituent partners and/or other owners of Lessor or any agent of Lessor. and all contractors, officers, directors and employees of any thereof (collectively, "Indemnitees"), and each of them, harmless from and to protect and defend each Indemnitee against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorney's fees incurred in connection therewith, (a) arising out of any injury or death  of any  person  or damage  to or  destruction  of property  occurring  in, on or about the Premises during Lessee's occupancy of the Premises. from any cause whatsoever, unless caused solely by the gross negligence or willful misconduct of such Indemnitee, or (b) occurring in, on or about the Premises, when such claim, injury or damage is caused or allegedly caused in whole or in part by the act, neglect, default, or omission of any duty by Lessee, its former or current agents, contractors, employees, invitees, or subtenants, or (c) arising from any failure of Lessee to observe or perform any of its obligations hereunder, The provisions of this  paragraph shall survive the termination of this Lease with respect to any claims or liability occurring prior to such termination.

ADVERTISMENTS AND SIGNS

16. Lessee shall not place or permit to be placed, in, upon or about the Premises any unusual or extraordinary signs, or any signs not approved by the city or other governing authority. The Lessee shall not place, or permit to be placed, upon the Premises, any signs. advertisements or notices without the written consent of the Lessor first had and obtained, which consent shall not be unreasonably withheld; provided, however, Lessee shall have the right, subject to the approval of the city or other governing authority, to the extent required, to install a sign on the Building either at or near the Premises entrance, and/or on the side of the Building facing the street, and erect a monument sign on that portion of the Lot near the street. Any  sign so placed on the Premises shall be so placed upon the understanding and agreement that Lessee shall remove same at the termination of the tenancy herein created and repair any damage or injury to the Premises caused thereby, and if not  so removed by Lessee then Lessor may have same so removed at Lessee's expense. Any sign placed without the express written consent of Lessor may be removed by Lessor at Lessee's sole expense.

UTILITIES

17. Lessee shall pay for all water, gas, heat, light, power, telephone service and all other service supplied to the Premises. If the Premises are not served by separate water, gas and/or electrical meters, Lessee shall pay to Lessor its share of the costs of such utilities for the entire property of which the Premises are a part, as determined by Lessor based on square footage or other equitable method.

ATTORNEY'S FEES

18. In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to prevailing party a reasonable attorney's fee, which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

DEFAULT AND REMEDIES

19. The occurrence of any one or more of the following events (each an "Event of Default") shall constitute a breach of this Lease by Lessee:

(a) Lessee fails to pay any Base Monthly Rent or additional rent under this Lease as and when it becomes due and payable and such failure continues for more than ten (10) days after receipt of notice of non-payment from Lessor; provided that Lessor shall not be required to provide such notice of non-payment to Lessee more than once during any twelve (12) month period and thereafter during any such twelve (12) month period, no such notice shall be required for non-payment of Base Monthly Rent to constitute and Event of Default; or

(b) Lessee fails to perform or breaches any other covenant of this Lease to be performed or observed by Lessee  as  and  when  performance  or  observance  is  due and such failure or breach continues for more than ten (10) days after Lessor gives written notice thereof to Lessee; provided, however, that if such failure  or  breach cannot reasonably be cured within such period of ten (10) days, an Event of Default shall not exist as long as Lessee commences with due  diligence  and  dispatch  the curing of such failure or breach within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes  the  curing of such failure or breach  within  a reasonable time;  or

(c) Lessee files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction; makes an assignment for the benefit of its creditors; or consents to the appointment of a custodian, receiver, trustee or   other officer with similar powers of Lessee or of any substantial part of Lessee's property; or

(d) A court or government authority enters an order, and such order is not vacated within thirty (30) days, appointing a custodian, receiver, trustee or other officer with similar powers with respect to Lessee or with respect to any substantial part of Lessee's property: or constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition  in bankruptcy or  for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction; or ordering the dissolution, winding-up or liquidation of Lessee; or

(e) Lessee abandons the Premises.

19.1 If an Event of Default occurs, Lessor shall have the right at any time to give a written termination notice to Lessee and, on the date specified in such notice, Lessee's right to possession shall terminate and this Lease shall terminate. Upon such termination, Lessor shall have the right to recover from Lessee:

(i) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

(iv) All other amounts necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform all of Lessee's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the maximum annual rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum.  The "worth at the time of award" of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (i), (ii) and (iii) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Lessee under this Lease, including Base Monthly Rent, additional rent and all other sums payable by Lessee under this Lease.

19.2 Even though Lessee has breached this Lease, this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession, and Lessor shall have all of its rights and remedies, including the right, pursuant to California Civil Code section 1951.4, to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Lessor to protect Lessor's  interest  under this Lease shall not constitute a termination of Lessee's right to possession unless written notice of termination is given by Lessor to Lessee.

19.3 The remedies provided for in this Lease are in addition to all other remedies available to Lessor at law or in equity by statute or otherwise.

19.4 If Lessee shall fail to perform any obligation or covenant pursuant to this Lease within a reasonable period of time (not to exceed 15 days) following notice from Lessor to do so, then

Lessor may, at its election and without waiving any other  remedy it may otherwise have under this  Lease or at law,  perform such obligation or covenant and Lessee shall pay to Lessor, as Additional Rent, the costs incurred by Lessor in performing such obligation or covenant.

LATE CHARGES AND INTEREST

20. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms or any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from lessee shall not be received by Lessor or Lessor's designee within ten  (10) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to________ such  overdue  amount;  provided   that,  unless  Lessee  has  been more than ten (10) days late with any payment in  the  previous  twelve-month period, Lessor shall give Lessee ten (10) days prior notice that a payment is due before charging a late charge. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. If any rent or other sums due and payable under the Lease remains delinquent for a period in excess of ten (10) calendar days, then, in addition to any late charge payable, Lessee shall pay to Lessor interest on any rent that is not so paid from the date due until paid at the then maximum rate of interest not prohibited or made usurious by Law.

SURRENDER OF LEASE

21. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to Lessor of any or all such subleases or subtenancies.

TAXES

22. The Lessee shall be liable for all taxes levied against personal property and trade or business fixtures. The Lessee also agrees to pay, as additional rent, during the term of this Lease and any extensions thereof, all real estate taxes plus the yearly installments of any special assessments which are of record or which may become of record during the term of this Lease. Within thirty (30) days after delivery to Lessee of a tax bill or Lessor's invoice for taxes. Lessee shall pay such taxes to the taxing authority or to Lessor, as instructed by

Lessor. If Lessee fails to pay such taxes within such 30-day period, then Lessee shall pay, as additional rent, any late fees, penalties or interest assessed by the  taxing authorities, plus interest on such amounts at the rate set forth in paragraph 20 above. If the Premises are a portion of a tax parcel or parcels and this Lease does not cover an entire tax parcel or parcels, the taxes and assessment installments allocated to the Premises shall be pro-rated on a square footage or other equitable basis, as calculated by the Lessor.  It is understood and agreed that the Lessee's obligation under this paragraph will be pro-rated to reflect the commencement and termination dates of this Lease.

NOTICES

23. All notices to be given to Lessee may be given in writing personally, by commercial overnight courier or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said Premises, Attention: Legal, whether or not Lessee has departed from, abandoned or vacated the Premises, and any other address of Lessee set forth below, with a copy concurrently to: Hopkins & Carley, ALC, 70 South First Street, San Jose, California 93115, Attention: David Brown, Esq. Notices given in accordance with this paragraph shall be deemed received one business day after sent by commercial overnight courier,  three  business days after being deposited in the United States mail, or when delivered if delivered personally.  All  notices  to  be given  to  Lessor may be given in writing personally or by depositing the same  in  the  United  States mail, postage prepaid, and addressed to Lessor  at  the  following  address  or  such other address as Lessor  may, from  time to time  designate:

c/o Renault & Handley

2500 El Camino Real, Suite 100 Palo Alto, CA 94306

ENTRY BY LESSOR

24. Lessee shall permit Lessor  and  its agents  to enter into and  upon the Premises  at all reasonable times, upon not less than 24  hours'  prior  verbal  notice  (except  in  cases of emergency, in which case no notice shall be required), for the purpose of inspecting the same or for the purpose of maintaining  the  Building,  or  for  the  purpose of making repairs, alterations or additions to any other  portion  of  the  Building, including the erection and maintenance of  such  scaffolding,  canopies,  fences and props as may be required without any rebate of rent and  without  any liability to Lessee for any loss of occupation or quiet enjoyment  of  the  Premises thereby occasioned; and shall permit Lessor and his  agents  to  place  upon  the Premises any usual or ordinary "For Sale" sign or, at any time within one hundred twenty (120) days prior to the expiration  of this  Lease, to place  upon  the Premises any "For Lease" sign and exhibit the Premises to prospective tenants at  reasonable hours. Lessor shall use commercially reasonable efforts to minimize interference to Lessee during such entry.

DESTRUCTION OF PREMISES

25. In the event of a partial destruction of the Premises during the term  of this Lease from any cause covered by insurance carried, or required to be carried, by Lessor under this Lease, Lessor shall forthwith repair the same, provided such repairs can be made within two hundred seventy (270) days following such partial destruction under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the Premises. If the cause of such repairs is not so covered by insurance or cannot be made in two hundred seventy (270) days, Lessor may, at his option, make same within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately reduced as aforesaid in this paragraph provided. In the event that Lessor does not so elect to make such repairs the cause of which is not so covered by insurance or such repairs cannot be made in two hundred seventy (270) days under such laws and regulations, this Lease may be terminated at the option of either party. In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the Building be destroyed to the extent of not less than 33 1/3% the replacement cost thereof, Lessor may elect  to terminate this Lease, whether the Premises be injured or not. A total destruction of the Building shall terminate this Lease. In the event of any dispute between Lessor and Lessee relative to the provisions of this paragraph, they shall each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Lessor and Lessee, who shall bear the cost of such arbitration equally between them.

ASSIGNMENT AND SUBLETTING

26. The Lessee shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of the Lessor. Lessor shall not unreasonably withhold its consent to a subletting or assignment. The Lessee shall, by thirty (30) days written notice, advise the Lessor of its intent to assign this Lease or sublet the Premises or any portion thereof for any part of the term hereof, which notice shall include a description of all of the material terms of such assignment or subletting, and a reasonably detailed description of the proposed assignee or sublessee and its business and financial condition. Within fifteen (15) days after receipt of Lessee's notice, Lessor shall either give approval to Lessee to assign the Lease or sublease the portion of the Premises described in Lessee's notice, or notify Lessee of Lessor's disapproval. In addition, is Lessee proposes to assign this Lease or sublet more than fifty percent  (50%) of the  Premises,  then Lessor shall  have the  right to terminate this Lease

(or, in the case of a sublet, partially terminate this Lease as to the portion of the Premises described in Lessee's notice) on the date specified in Lessee's notice. If Lessee intends to assign this Lease or sublet the entire Premises and Lessor elects to terminate this Lease, this Lease shall be terminated on the date specified in Lessee's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a pro rata basis to the number of square  feet retained by Lessee, and this Lease as so amended shall continue in full force and effect. If the Lessor approves an assignment or subletting, the Lessee may assign or sublet immediately after receipt of the Lessor's written approval pursuant to this Paragraph 26. In the event Lessee is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Lessor, then no assignee, transferee or sublessee shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of the Lessor. In the event of any approved assignment or subletting, Lessee shall pay to the Lessor, as additional rent, fifty percent (50%) of all assignment proceeds and rents received by the Lessee from its assignee or sublessee which are in excess of the amount payable by the Lessee to the Lessor hereunder, after deducting brokers' commissions, reasonable attorneys' fees and tenant improvement costs incurred by Lessee associated with the assignment or subletting. Any sublessee must provide liability insurance as required under the Lease, naming Lessor and its property manager as additional insureds. A consent of Lessor to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Lessee from any of the Lessee's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Lessee and shall, at the option of Lessor exercised by written notice to Lessee, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Lessor. As a condition to its consent, Lessor may require Lessee to pay all expenses in connection with the assignment, and Lessor may require Lessee's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease.

Any dissolution, merger, consolidation, recapitalization or other reorganization of Lessee, or the sale or other transfer in the Aggregate over the term of the Lease of a controlling percentage of the capital stock of Lessee (excluding transfers over a national securities exchange), or the sale or transfer of all or a substantial portion of the assets of Lessee (collectively, a "Change in Control"), shall be deemed a voluntary assignment of Lessee's interest in this Lease; provided that, a merger, consolidation, recapitalization, reorganization or sale of assets shall not require Lessor's consent hereunder unless Lessee's tangible net worth (determined in accordance with generally accepted accounting principles) immediately after such transaction  is  less  than  Lessee's  tangible  net  worth  immediately  prior  to  such transaction. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Lessee's capital stock issued, outstanding and entitled to vote for the election of directors. If Lessee is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Lessee's interest in this Lease. Prior to any Change of Control,  whether  or  not  Lessor's  consent is required, Lessee shall provide Lessor with  proforma financial  statements  of Lessee as of the time immediately prior to the effectiveness of such Change of Control, pro forma financial statements of Lessee as of  the  effectiveness  of,  and giving effect to, such Change of Control, and such other financial information  regarding Lessee as Lessor may reasonably request.  If Lessor determines based on such information that (a) Lessee's tangible net worth as of the effectiveness of such Change of Control is less than the greater of (1)   Lessee's tangible net worth immediately  prior  to  the  effectiveness  of  such  Change  of  Control,  or  (2) Lessee's tangible  net  worth  as of  the  date of  this  Lease,  and  (b) a larger security deposit is required in Lessor's reasonable judgment to be consistent with current  market terms regarding security deposits, then Lessee shall deliver such additional security deposit to Lessor within ten (10) days after Lessor's notice requiring same.

CONDEMNATJON

27. If any part of the Premises shall be taken for any public or quasi-public use, under any statue or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemner or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemner or purchaser. If the entire Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor and the Lessee shall have no claim thereto. Lessee may pursue a separate claim with the condemning authority for loss of goodwill and moving expenses only.

EFFECT OF CONVEYANCE

28. The term "Lessor" as used in this Lease, means only the owner for  the time being of the Lot and Building, so that, in the event of any sale of the Lot or Building. the Lessor shall be and hereby is entirely freed and relieved of all covenants and obligations of the Lessor hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser   of the Building has assumed and agreed to  carry out any and all covenants and obligations of the Lessor hereunder. If any security be given by the Lessee to secure the faithful performance of all or any of the covenants of this  Lease  on the part of the Lessee, the  Lessor shall  transfer  and  deliver the  security, as such,  to the purchaser at any  such  sale,  and  thereupon  the  Lessor  shall  be  discharged from any further liability in reference thereto. Upon the written request of Lessor, Lessee shall execute an estoppel certificate as may be required in connection with any such sale.

SUBORDINATION

29. Lessee agrees that this Lease shall be subject and subordinate to any mortgage, deed of trust or other instrument of security which has been or shall be placed on the Lot or the Building, and this subordination is hereby made effective without any further act of Lessee. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases, estoppel certificates, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any deed of trust for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, deed of trust or other instrument of security, and the failure of the Lessee to execute any such instruments, releases or documents, shall constitute a default hereunder. Notwithstanding Lessee's obligations, and the subordination of the Lease, under this paragraph 29, no mortgagee, trustee or beneficiary' under any deed of trust or other instrument of security which may be placed on the Premises shall have the right to terminate the Lease or disturb Lessee's occupancy thereunder so long as no Event of Default has occurred and is continuing under this Lease, and the subordination of this Lease to any such mortgage, deed of trust or other instrument of security shall be conditioned upon the holder of such instrument executing and delivering to Lessee an agreement which provides for such non· disturbance. Lessor shall use commercially reasonable efforts to obtain from the holder of any existing mortgage, deed of trust or other instrument of security a nondisturbance agreement which provides the foregoing. If requested by Lessor, Lessee shall promptly provide Lessor with the most recent annual financial statements of Lessee or, if financial statements of Lessee are not available, then financial statements of Lessee's parent corporation or other parent entity.

WAIVER

30. The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

HOLDING OVER

31. Any holding over after the expiration or other termination of the term of this Lease with the written consent of Lessor, shall be construed to be a tenancy from month-to-month, at a rental to be negotiated by Lessor and Lessee prior to the expiration of said term, and shall  otherwise  be on the terms and conditions herein specified, so far  as  applicable. Any holding over after the expiration or other termination of the term of this Lease without the written consent of Lessor shall be construed to be a tenancy at sufferance on all the terms set forth herein, except that the  Base Monthly  Rent shall  be  an  amount  equal to       of the Base Monthly Rent payable by Lessee immediately prior to such holding over, or the fair market rent for the Premises as of such date (determined by arbitration in accordance with Paragraph below 38), whichever is greater.

SUCCESSORS AND ASSIGNS

32. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

TIME

33. Time is of the essence of this Lease.

MARGINAL CAPTIONS; COMPLETE AGREEMENT; AMENDMENT

34. The marginal headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument is the complete and integrated agreement between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

ENVIRONMENTAL OBLIGATIONS

35. Lessee's obligations under this paragraph 35 shall survive the expiration or termination of this Lease.

35.1 As used herein, the term "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material. including but not limited to those substances, materials or  wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of "hazardous substances, " "hazardous materials,'' "hazardous waste," "hazardous chemical substance or mixture," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (''RCRA"), 42 U.S.C. § 6901 et seq., (c) Federal Water  Pollution  Control  Act ("FSPCA"), 33 U.S.C. § 1251 et seq., (d)   Clean Air Act ("CAA"), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control  Act   ("TSCA'1,14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. §  1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act ("California Superfund"), Cal. Health & Safety Code§ 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water Code§ 13000  et seq., U) Hazardous Waste Disposal Land Use Law, Cal. Health &

Safety codes § 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety code § 25249.5 et seq., (I) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code §  25280  et seq., (m) Air Resources Law, Cal. Health & Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any  replacement  thereof,  or  as similar terms are defined in the federal, state and local  Jaws,  statutes,  regulations, orders or rules. The term "Hazardous Materials" shall also mean any and alt other biohazardous wastes and substances, materials and wastes  which  are,  or  in  the  future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed  or  regulated  by  any  federal, state or local law, regulation or order or by common law decision. The  term  "Hazardous Materials" shall include, without limitations, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (Iv) polychlorinated  biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful  to  or  may threaten  human  health,  ecology or  the environment.

35.2 Notwithstanding anything to the contrary in this Lease, Lessee, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; provided, however, that Lessee shall not be responsible for contamination of the Premises by Hazardous Materials existing as of the date the Premises are delivered to Lessee unless caused by Lessee or any contamination of the Premises which is the result of a migration of Hazardous Materials from offsite. Lessee shall not store, use or dispose of any Hazardous Materials except for those Hazardous Materials ("Permitted Materials") which are (a) listed in a Hazardous Materials management plan ("HMMP") which Lessee shall submit to appropriate government authorities as and when required under applicable Laws, and (b) are either normal quantities of ordinary office supplies or are approved in writing by Lessor. Lessee may use, store and dispose of Permitted Materials provided that  (i)  such  Permitted  Materials  are used, stored, transported, and disposed  of  in strict compliance  with  applicable  Laws, and (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP. In no event shall Lessee cause or permit to be discharged into the plumbing or sewage system of the Premises or onto the land underlying or adjacent to the Premises any Hazardous Materials. If the presence of Hazardous Materials on the Premises caused or permitted by Lessee results in contamination or deterioration of water or soil, then Lessee shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall In no event be deemed to constitute permission by Lessor to allow the presence of such Hazardous Materials.

35.3 Lessee shall immediately notify Lessor in writing of:

(a) Any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened against Lessee related to any Hazardous Materials;

(b) Any claim made or threatened by any person against Lessee or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and,

(c) Any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, discharged at, or removed from the Premises, including any complaints, notices, warnings or asserted violations in connection therewith.

Lessee shall also supply to Lessor as promptly as possible, and in any event within five (5) business days after Lessee first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings or asserted violations related in any way to the existence of Hazardous Materials at, in, under or about the Premises or Lessee's use thereof. Lessee shall, upon Lessor's request, promptly deliver to Lessor copies of any documents or information relating to the use, storage or disposal of Hazardous Material on or from the Premises.

35.4 Upon termination or expiration of the Lease, Lessee at its sole expense shall cause all Hazardous Materials placed in or about the Premises, by Lessee, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Lessee relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted  to  be used by Lessee. Lessee shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits approvals and clearances necessary for  the  closure of the Premises and shall take all other actions as may be required to complete the closure of the Premises. ln addition, in the event Lessee has use Hazardous  Materials on the Premises which are not normal quantities of ordinary office supplies, prior to vacating the Premises, Lessee shall undertake and submit to Lessor an environmental site assessment from an environmental consulting company reasonably acceptable to Lessor which site assessment shall evidence Lessee's compliance with this paragraph 35.

35.5 At any time prior to expiration of the Lease term, subject to reasonable prior notice {not less than forty-eight {48) hours) and Lessee's reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Lessee's business at the leased Premises, Lessor shall have the right to enter in and upon the Premises in order to conduct appropriate tests of water and  soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Lessee's use thereof. Lessor shall furnish copies of all such test results and reports to Lessee and, at Lessee's option and cost, shall permit split sampling for testing and analysis by Lessee. Such testing shall be at Lessee's expense if Lessor has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Premises, which has been caused by or resulted from the activities of Lessee, its agents, contractors, or invitees.

35.6 Lessor may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Lessee shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Lessee agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating or otherwise involved in, the protection of the environment.

35.7 Lessee shall indemnify, defend by counsel reasonably acceptable to Lessor, protect and hold Lessor and each of Lessor's partners, employees, agents, attorney's, successors, and assignees, free and harmless from and against any and all claims, damages, liabilities, penalties, forfeitures, losses or expenses {including reasonable attorney's fees) or death of or injury to any person or damage to any property whatsoever arising from or caused in whole or in part, directly  or  indirectly by (A) the presence in, or under or about the Premises or discharge in or from the Premises of any Hazardous Materials caused by Lessee, its agents, employees, invitees, contractors, assignees, or Lessee's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the leased Premises, or (B) Lessee's failure to comply with any Hazardous Materials Law. Lessee's obligations hereunder shall include, without limitation, whether foreseeable or unforeseeable, all costs, of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of this Lease. For purposes of indemnity provision hereof, any actions or omissions of Lessee or by employees, agents, assignees, contractors or subcontractors of Lessee or others acting for or on behalf of Lessee (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Lessee. See paragraph 40.

EARLY POSSESSION

36. Upon full execution of this Lease and Lessor's receipt of the first month's Base Monthly Rent and security deposit due under the Lease, and Lessee's certificate of insurance and applicable endorsements as set  forth  in  paragraphs 11.1 and  11.2  of this Lease, Lessor shall grant Lessee early possession  of  the  Premises  for  the  purpose of  construction  of  tenant  improvements  and  installation  of  furniture, fixtures and equipment and other fit-up ("Early Possession"). Lessee shall not be responsible to pay Base Monthly  Rent  or  additional  rent  prior  to  the Commencement Date, however Lessee shall  be responsible for all  utility costs from  the date of Early Possession and Early  Possession  shall  otherwise  be on  all  terms and conditions of this Lease.

TENANT IMPROVEMENT ALLOWANCE

OPTION TO EXTEND

HAZARDOUS MATERIALS DISCLOSURE

37. The Premises and adjacent properties in the larger Middlefield-Ellis-Whisman area of Mountain View have been the subject of ongoing groundwater remediation efforts by Intel. Raytheon, NEC and other former tenants in the area under the direction of the EPA and the Regional Water Quality Control Board. In addition to their remediation efforts, the responsible parties have been conducting indoor and outdoor air and groundwater sampling in the area to assess the effectiveness of the remediation efforts and to assure the health and safety of occupants of properties in the area.  All  correspondence  and  information  pertaining  to  the  environmental status of the subject property and adjacent properties is available  for  review  by  Lessee and  its consultants.

Lessor shall indemnify, defend and hold Lessee harmless from and against all claims, suits, judgments, losses, costs, personal injuries, damages and expenses of every type and nature ("Claims"), directly or indirectly arising out of or in connection with any Hazardous Material present at any time on or about the Premises, or the violation of any environmental law relating to any such Hazardous Material except to the extent that any of the foregoing results from Hazardous Materials which come to exist on or about the Premises either (a) during the term of this Lease as may be extended, or (b) due to the acts or omissions of Lessee or Lessee's officers, employees, agents, contractors or invitees.

THIS LEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY WHO WILL REVIEW THE DOCUMENT AND ASSIST YOU TO DETERMINE WHETHER YOUR LEGAL RIGHTS ARE ADEQUATELY PROTECTED. RENAULT & HANDLEY IS NOT AUTHORIZED TO GIVE LEGAL AND TAX ADVICE. NO REPRESENTATION OR RECOMMENDATION IS MADE BY RENAULT & HANDLEY OR ITS AGENTS   OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. THESE ARE QUESTIONS FOR YOUR ATIORNEY WITH WHOM YOU SHOULD CONSULT BEFORE SIGNING THIS DOCUMENT.

IN WITNESS WHEREOF, Lessor and Lessee have executed these presents, the day and year first above written.

LESSOR	LESSEE
Middlefield Road Joint Venture	Vendavo, Inc., a Delaware corporation
By: Handley Management Corporation	By: /s/
Its: Managing General Partner	Its: President

/s/George O. McKee	By: /s/Andrew Stern
George O. McKee, President	Andrew Stern Chief Financial Officer
Its: Secretary

±60,335 sq ftflex space

401-415 East Middlefield Road,   Mountain View

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415 E. Middlefield

401 E. Middlefield

EXHIBIT A

FIRST AMENDMENT TO LEASE

This First Amendment to Lease ("First Amendment"), dated as of January 21, 2015 (the "Effective Date"), by and between Middlefield Road Joint Venture Investment, a California general partnership ("Lessor"), and Vendavo, Inc., a Delaware corporation ("Lessee"), amends that certain Lease, dated February 10, 2011, by and between Lessor and Lessee (the "Lease"), for the Premises located at 401 East Middlefield Road, Mountain View, California with reference to the following facts:

RECITALS

A.	WHEREAS, the term of the Lease is currently scheduled to expire on July 31, 2015.

B. WHEREAS, Lessee exercised its Option to Extend, and Lessor and Lessee negotiated the Base Monthly Rent for the three-year Option Period in accordance with the terms of Paragraph 38 of the Lease; Lessee requested that the term of the Lease be extended for an additional two years beyond the Option Period, and Lessor and Lessee negotiated the Base Monthly Rent for that additional two-year period, all as reflected in this First Amendment.

C. WHEREAS, Lessor and Lessee desire to amend the Lease to (i) extend the Lease term for a period of five (5) years, (ii) provide for Base Monthly Rent payable  under the Lease for the extended term, and (iii) amend certain other provisions of the Lease, all as more particularly set forth herein.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:

1.  RECITALS: DEFINED TERMS: The recitals set forth above are incorporated by reference into this First Amendment as though set forth at length. Capitalized terms used but not defined herein shall have the meanings given them in the Lease.

2. TERM: The Lease is hereby extended for a period of five (5) years, commencing on August 1, 2015 and expiring on July 31, 2020 (the "Extended Term"). During the Extended Term, all of the terms, covenants and conditions of the Lease shall be applicable except as set forth herein.

3. RENTAL: Base Monthly Rent for the Extended Term shall be payable lo Lessor without defense, deduction or offset at such place or places as may be designated from time to time by Lessor in the following amounts:

4. SECURITY DEPOSIT: Lessor currently holds a security deposit pursuant to Paragraph 5  of the Lease in the amount of $______   Effective as of August 1, 2015, the required security deposit amount shall increase   to $_______ No later than August 1, 2015,  Lessee shall deposit  with  Lessor  the sum of $________to  bring the security deposit total to the required amount, which Lessor shall continue to hold as a security deposit, and may utilize during the Extended Term, in accordance with Paragraph 5 of the Lease.

5. CONDITION OF PREMISES AND ALTERATIONS:  Lessee has accepted possession of the Premises, and Lessor shall have no obligation to alter or improve the Premises, or to pay any costs of any such alterations or improvements. For purposes of Section 1938 of the California Civil Code, Lessor hereby discloses to Lessee, and Lessee hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). Lessee further assumes all risk of, and agrees that Lessor shall not be liable for, any and all loss, cost, damage, expense and liability (including without limitation, court costs and reasonable attorneys' fees) sustained as a result of the Premises not having been inspected by a Certified Access Specialist (CASp).

6. AMENDMENT REGARDING OPTION TO EXTEND: Paragraph 38 of the Lease, respecting the Option to Extend, is hereby deleted in its entirety.

7. NOTICES: The address for notices to Lessor in Section 23 of the Lease is hereby deleted and replaced with the following:

Middlefield Road Joint Venture Investment c/o Renault & Handley

625 Ellis Street, Suite 101 Mountain View, CA 94043

8. FULL FORCE & EFFECT: As of the date hereof, the Lease is in full force and effect. From and after the date hereof, the term "Lease" shall mean the Lease as amended by this First Amendment.

9. ENTIRETY: The Lease, as amended by this First Amendment, is the entire agreement between the parties and there are no agreements or representations between the parties except as expressed herein. Moreover, no subsequent change or modification of the Lease, as amended, shall be binding unless in writing and fully executed by Lessor and Lessee.

10. BROKERS: Lessor and Lessee each  represent  and  warrant to  the other that it has had no dealings with any broker, finder or other person who has a right to a fee or commission in connection with this First Amendment, except Lessor's broker, Renault &  Handley, and Lessee's broker, CBRE, Inc. Lessor and Lessee shall indemnify, defend and hold the other harmless against any loss or liability arising from a breach of the foregoing representation and warranty by Lessor or Lessee, as the case may be. Lessor shall pay Renault &  Handley's fees in connection with this First Amendment pursuant to a separate agreement.

11. MISCELLANEOUS: Any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this First Amendment shall be resolved in  favor of  the terms and  provisions of  this  First  Amendment. This First Amendment may be executed and delivered in any number of counterparts, including delivery by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. AUTHORITY:   Lessor and Lessee each represent and warrant to the other that it  has  full  authority  to  enter  into and  perform  this  First  Amendment without the consent or approval of any other person or entity including, without limitation, any mortgagees, partners, ground lessors, or other superior interest holders or interested parties. Each person signing this First Amendment on behalf of Lessor or Lessee represents and warrants that he or she has the full and complete authority, corporate, partnership or otherwise, to bind Lessor or Lessee, as the case may be, to this First Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS THEREOF, Lessor and Lessee have executed this First Amendment to Lease as of the Effective Date.

Lessee:	Lessor:
Vendavo, Inc., a Delaware corporation	Middlefield Road Joint Venture Investment, a California general partnership
By Handley Management Corporation, Its Managing General Partner
By:/s/Christine Russell	By:/s/R. Frederick Caspersen
Name: Christine Russell	Name: R. Frederick Caspersen
Its: CFO	Its: President and CEO
Date: January 21, 2015	Date: January 28, 2015

32.

EXHIBIT B

FLOOR PLAN OF THE
SUBLEASE PREMISES

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415 E. Middlefield

401 E. Middlefie4d

33.

EXHIBIT C

CONFIRMATION OF COMMENCEMENT DATE,

This Confirmation is made as of______________, 2017, between Vendavo, Inc., a Delaware corporation (“Sublandlord”), and MobileIron, Inc., a Delaware corporation ("Subtenant").

Sublandlord and Subtenant have entered into that certain Sublease dated January_, 2017, in which Sublandlord leased to Subtenant and Subtenant leased from Sublandlord certain Sublease Premises located at 401 E. Middlefield Road, Mountain View, California, as such Sublease Premises  are more particularly  defined in the Sublease.

Pursuant to Section 2.1 of the Sublease, Sublandlord and Subtenant hereby confirm the Commencement Date of the term of the Sublease as follows:

1.The Commencement Date of the term of the Sublease is

2.The Rent Commencement Date is _____________________

3.Base Rent and Operating Expenses for the month of _______ 2017, are abated pursuant to Section 4  of the Sublease.

Sublandlord: Vendavo, Inc., a Delaware corporation
By:
Name:
Its:

Subtenant: MobileIron, Inc., a Delaware corporation
By:
Name:
Its:

34.